Exhibit 5.1

June 17, 2015

Fitbit, Inc.

405 Howard Street

San Francisco, CA 94105

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-1 (the “Registration Statement”) filed by Fitbit, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on June 17, 2015 pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration of 2,386,250 shares (the “Stock”) of the Company’s Class A common stock (the “Class A common stock”) to be sold by certain selling stockholders (the “Selling Stockholders”) of which (i) 1,245,486 shares of such Stock are presently issued and outstanding (the “Selling Stockholder Shares”) and (ii) up to 1,140,764 shares of such Stock are issuable upon exercise of warrants to be exercised by certain of the Selling Stockholders (the “Selling Stockholder Warrant Shares”).

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1)	The Company’s Restated Certificate of Incorporation, filed with and certified by the Delaware Secretary of State on May 27, 2015 (the “Restated Certificate”), and the Restated Certificate of Incorporation that the Company intends to file and that will be effective immediately prior to the consummation of the sale of the Stock (the “Post-Effective Restated Certificate”).

(2)	The Company’s Second Amended and Restated Bylaws, as amended and certified to us as of the date hereof by an officer of the Company as being complete and in full force and effect as of the date hereof (the “Bylaws”) and the Restated Bylaws that the Company has adopted in connection with, and that will be effective immediately prior, to the consummation of the sale of the Stock (the “Post-Effective Bylaws”).

(3)	The Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference.

(4)	The prospectus prepared in connection with the Registration Statement (the “Prospectus”).

(5)	Minutes of meetings and actions by written consent of the Company’s Board of Directors (the “Board”) and stockholders (the “Stockholders”) at which, or pursuant to which, the Restated Certificate, the Post-Effective Restated Certificate, the Bylaws and the Post-Effective Bylaws were approved.

Fitbit, Inc.

June 17, 2015

(6)	The minutes of meetings and actions by written consent of the Board and Stockholders pursuant to which the issuance of the Selling Stockholder Shares (and the approval of the warrants under which the Selling Stockholder Warrant Shares are issuable) were approved, and the sale and issuance of the Stock and related matters were adopted and approved.

(7)	The stock records of the Company that the Company has provided to us (consisting of a list of stockholders and a list of option, restricted stock unit, and warrant holders respecting the Company’s capital and of any rights to purchase capital stock that was prepared by the Company verifying the number of such issued and outstanding securities).

(8)	A Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated June 17, 2015, stating that the Company is duly incorporated and was in good standing under the laws of the State of Delaware as of such date (the “Certificate of Good Standing”).

(9)	The agreements under which the Selling Stockholders acquired or will acquire the shares of Class A common stock to be sold by them as described in the Registration Statement.

(10)	The custody agreements, payment instructions, powers of attorney and contingent exercise notices signed by the Selling Stockholders in connection with the sale of Stock described in the Registration Statement.

(11)	An opinion certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Opinion Certificate”).

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all such documents by the Selling Stockholders where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

The Company’s capital stock is uncertificated. We assume that the issued Stock will not be reissued by the Company in uncertificated form until any previously issued stock certificate representing such issued Stock have been surrendered to the Company in accordance with Section 158 of the Delaware General Corporation Law and that the Company will properly register the transfer of the Stock to the purchasers of such Stock on the Company’s record of uncertificated securities.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America and the State of California and of the existing Delaware General Corporation Law and reported judicial decisions relating thereto.

With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied solely upon the Certificate of Good Standing and representations made to us by the Company in the Opinion Certificate.

Fitbit, Inc.

June 17, 2015

In connection with our opinion expressed in paragraphs (2) and (3) below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such shares of Stock.

This opinion is based upon the customary practice of lawyers who regularly give, and lawyers who regularly advise opinion recipients regarding, opinions of the kind set forth in this opinion letter, including customary practice as described in bar association reports.

Based upon the foregoing, we are of the following opinion:

(1) the Company is a corporation validly existing, in good standing, under the laws of the State of Delaware;

(2) the up to 1,245,486 outstanding Selling Stockholder Shares to be sold by the Selling Stockholders are validly issued, fully paid and nonassessable; and

(3) the up to 1,140,764 Selling Stockholder Warrant Shares to be sold by the Selling Stockholders, when issued in accordance with the terms of the warrants under which such Selling Stockholder Warrant Shares are issuable and the resolutions of the Board granting such warrants, and sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus, will be, validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

This opinion is intended solely for use in connection with issuance and sale of shares of Stock subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and is based solely on our understanding of facts in existence as of such date after the aforementioned examination. In rendering the opinions above, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter or matters. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Fenwick & West LLP

FENWICK & WEST LLP